DESIGNER BRANDS

EVOLVING OUR ASSORTMENT TO CAPTURE CONSUMER DEMAND AMIDST COVID-19

CURRENT ENVIRONMENT



COVID-19 HAS DRIVEN CHANGES IN CONSUMER PREFERENCES AND BEHAVIOR INCLUDING DECREASED DEMAND FOR DRESS AND SEASONAL FOOTWEAR.

OUR RESPONSE



WE HAVE PIVOTED OUR ASSORTMENT TO CATEGORIES THAT ARE WINNING DURING COVID, LIKE ATHLETIC AND KIDS, AND HAVE INCREASED OUR EXPOSURE TO THE TOP 50 BRANDS IN FOOTWEAR.

OUR PIVOT HAS BEEN SUCCESSFUL



3Q19 US SALES PENETRATION
17%
7%
13%
35%
3Q20 US SALES PENETRATION
26%
10%
7%
28%
ATHLETIC
KIDS
SEASONAL
DRESS

AND OUR STRATEGY IS PAYING OFF



3Q20 YOY
5%
-1%
-44%
-60%
COMP SALES GROWTH
78%
42%
-25%
-40%
DIGITAL DEMAND SALES GROWTH (1)
ATHLETIC
KIDS
SEASONAL
DRESS

HOW DESIGNER BRANDS IS WINNING



#2 RETAILER OF WOMEN'S ATHLETIC FOOTWEAR ACCORDING TO NPD



MAJORITY OF 30M CUSTOMER BASE IS FEMALE, A DESIRABLE CUSTOMER SEGMENT FOR ATHLETIC BRANDS LOOKING TO REACH FEMALE ATHLETES



SIGNIFICANTLY FEWER PROMOTIONS NEEDED ON ATHLETIC PRODUCT



SPRING OF 2021:
- ATHLEISURE(2) COMPS, INCLUSIVE OF ATHLETIC, EXPECTED TO GROW DOUBLE DIGITS IN 1H21
- ATHLETIC RECEIPTS PLANNED UP DOUBLE DIGITS

DESIGNER BRANDS' POSITIONING FOR POST-PANDEMIC SUCCESS

INCREASING MARKET SHARE IN KEY CATEGORIES
- STRATEGIC PIVOTS TO ATHLETIC AND KIDS
- INCREASED EXPOSURE TO TOP 50 BRANDS

HISTORIC SUCCESS IN DRESS AND SEASONAL



WELL-POSITIONED TO SERVE ALL CUSTOMER NEEDS

DESIGNER BRANDS

#1

OMNICHANNEL FOOTWEAR RETAILER FOR 3 CONSECUTIVE YEARS(3)



(1) DIGITAL DEMAND REFERS TO CUSTOMER ORDERS GENERATED ONLINE, WITHOUT REGARD TO WHERE OR WHEN THE ORDER IS FULFILLED, AND EXCLUDES RETURNS. (2) ATHLEISURE INCLUDES ALL ATHLETIC PRODUCT AS WELL AS FOOTWEAR INSPIRED BY ATHLETIC LOOKS THAT IS SUITABLE FOR WEARING OUTSIDE OF THE GYM. (3) TOTALRETAIL'S TOP 100 OMNICHANNEL RETAILERS REPORT FOR 2017, 2018 AND 2019 RANKING PUBLICLY-TRADED RETAILERS.

FORWARD-LOOKING STATEMENTS: ANY STATEMENTS IN THIS PRESENTATION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO MATERIALLY DIFFER FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS BECAUSE OF FACTORS DISCUSSED IN THIS INFOGRAPHIC AND IN THE RISK FACTORS SECTION IDENTIFIED IN OUR FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2020, AS AMENDED, AND IN OUR OTHER REPORTS AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESENTATION TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES, EXCEPT AS MAY BE REQUIRED BY LAW.